UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2021

Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	1-9109	59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 1, 2021, Raymond James Financial, Inc. (the “Company”) closed a public underwritten offering (the “Offering”) of $750,000,000 aggregate principal amount of the Company’s 3.750% Senior Notes due 2051 (the “Notes”). The Notes were issued pursuant to the Underwriting Agreement, dated March 18, 2021, by and among the Company and the several underwriters named therein, and the indenture (the “Base Indenture”), dated as of August 10, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), dated as of April 1, 2021, between the Company and the Trustee, regarding the Notes. The issuance of the Notes was registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-225044).

Concurrently with the launch of the Offering, the Company commenced cash tender offers (the “Tender Offers”) for any and all of its outstanding 5.625% senior notes due 2024 (the “2024 Notes”) and 3.625% senior notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Existing Notes”). As of March 31, 2021, the Company had outstanding $250,000,000 in aggregate principal amount of its 2024 Notes and $500,000,000 in aggregate principal amount of its 2026 Notes. As of the early tender deadline of 5:00 p.m., New York City time, on March 31, 2021, $330,101,000 in aggregate principal amount of Existing Notes had been validly tendered and not validly withdrawn pursuant to the Tender Offers and the Company repurchased on April 2, 2021 all Existing Notes tendered prior to the early tender deadline. The Tender Offers will expire at 11:59 p.m., New York City time, on April 14, 2021. In addition, on April 1, 2021, the Company issued notices of redemption to holders of Existing Notes pursuant to the indentures governing the Existing Notes to redeem all Existing Notes outstanding on the redemption date of May 3, 2021 (the “Existing Notes Redemptions”).

The net proceeds from the Offering are expected to be used to fund the purchase price and accrued and unpaid interest for any Existing Notes validly tendered and accepted for payment pursuant to the Tender Offers and the redemption prices and accrued and unpaid interest for any Existing Notes redeemed pursuant to the Existing Notes Redemptions, as applicable. If amounts in excess of the net proceeds from the sale of the Notes are required to complete the purchase or redemption, as applicable, of the Existing Notes in the Tender Offers or the Existing Notes Redemptions, as applicable, such amounts will be funded through available cash balances. Any remaining net proceeds are expected to be used for general corporate purposes, which may include additional repayments, redemptions or repurchases of the Company’s outstanding indebtedness.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Eighth Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.

1.1	Underwriting Agreement, dated March 18, 2021, by and among Raymond James Financial, Inc. and the several underwriters named therein.

4.1	Indenture, dated as of August 10, 2009, by and between Raymond James Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Raymond James Financial, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the Securities and Exchange Commission on August 20, 2009).

4.2	Eighth Supplemental Indenture, dated as of April 1, 2021, by and between Raymond James Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 3.750% Senior Notes due 2051 (included in Exhibit 4.2)

5.1	Opinion of E. Michael Serbanos, Esq.

5.2	Opinion of Morrison & Foerster LLP

23.1	Consent of E. Michael Serbanos, Esq. (included in Exhibit 5.1)

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 2, 2021	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer